Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NeOnc Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(3)(4)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(c)	1,475,249	$9.36	$13,808,330.64	$0.00013810	$1,906.93
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share, issuable upon exercise of the Warrants	Rule 457(c)	1,475,249	$9.36	$13,808,330.64	$0.00013810	$1,906.93
Fees to Be Paid	Other	Warrants to purchase shares of Common Stock, $0.0001 par value per share(5)	457(g)	-	-	-	-	-
	Total Offering Amounts					$27,616,661.28		$3,813.86
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$3,813.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional common stock, par value $0.0001 per share (the “Common Stock”) of NeOnc Technologies Holdings, Inc. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on February 3, 2026.
(3)	The Company will not receive any proceeds from the sale of its Common Stock by the Selling Stockholder.
(4)	All the Common Stock are to be offered for resale by the Selling Stockholder named in the prospectus contained in this Registration Statement on Form S-1.
(5)	In accordance with Rule 457(g) under the Securities Act, because the shares of the common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.